Exhibit 10.1
Financial Advisory and Investment Banking Agreement

May 5, 2008
Mr. Robert G. Oberosler
Chairman & Chief Executive Officer
Theater Xtreme Entertainment Group, Inc.
250 Corporate Blvd.
Suite E
Newark, DE 19702

Re.:           Financial Advisory and Investment Banking Agreement

Dear Mr. Oberosler:

American Capital Partners, LLC (“American”) is pleased to propose to Theater Xtreme Entertainment Group, Inc., a Florida corporation (the “Company”) this Financial Advisory and Investment Banking Agreement (“Agreement”).  This Agreement provides for American to act as a non – exclusive financial and investment banking advisor (“Advisor”) on matters related to investment banking and corporate financing activities involving the Company.

It is expressly understood by the parties hereto that this Agreement is based upon American’s discussions with the Company, financial materials provide by the Company and various representations made to American by the Company, its principals, its present and proposed business activities, as well as, its operations and financial conditions.

The following sets forth our understanding with respect to American providing financial advisory services for the Company.

1.           For a period of twelve (12) months from the date of this agreement, to be extended by mutual consent, American Capital will render financial consulting and investment banking – related services to the Company on a non – exclusive basis as such services shall be required, services shall be reasonable within the criteria of industry standards for non – exclusive advisory services which shall include the following:

(a)           to advise and assist in matters pertaining to the financial matters and requirements of the Company and to assist, as and when required, in formulating plans and methods of financing, including, but not limited to: equity and debt financing, mergers and acquisitions, divestiture and restructuring possibilities; and

(b)           should the Company determine to pursue and complete any financing American Capital shall have the right of first refusal to participate as placement agent or other similar role or capacity.  A separate agreement for the services mentioned in this paragraph (1 (b)) shall be negotiated and finalized; and

(c)           corporate public relations, as may be requested or advisable, services may include, but not limited to, introducing the Company to various institutional investors, holding public seminars and presentations and exposing the Company to various media sources.

2.           Services requiring travel or an expenditure of consecutive days, shall be requested by the Company in writing and upon not less than three business days notice, unless such notice is waived by American. Such notice shall be to the address specified above or to such other place designated in writing.

3.           For American Capital’s services to be performed hereunder, and for American Capital’s continued availability to perform such services, the Company will pay American Capital three hundred fifty thousand (350,000) shares of common stock in the Company, restrictions if any will last no longer then 12 months from the date of issuance, which shall be granted as of the date of this agreement. Any shares will have “piggy-back” registration rights for any registration statement filed by the company within the next 12 months. Securities received from the Company may be assigned in whole or in part during such period to any officers, directors, affiliates, or employees of American.
For monthly services we shall receive a fee of $5,000 per month, which fee shall be paid to us as follows: (i) $5,000 upon execution of this Agreement; and (ii) the balance of $5,000 upon the first of each month thereafter for the duration of this Agreement.

4.           The Company acknowledges that all opinions and advice (written or oral) to be given by American Capital to the Company in connection with American Capital's engagement hereunder are intended solely for the benefit and use of the Company, they are not intended to be relied upon by any person or entity other than the Company, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to American Capital, or use American Capital's name in any annual reports or any other reports or releases of the Company without American Capital's prior written consent or as may be required by law.

5.           The parties expressly acknowledge and agree that, regardless of whether a transaction is consummated, the Company shall be responsible for, and shall pay all reasonable expenses incurred in connection with this Agreement, including American’s reasonable out – of – pocket expenses.  American shall receive the Company’s written consent prior to incurring expenses in excess of five hundred dollars ($500.00).  The reimbursement shall survive the expiration or termination of this agreement if expenses were incurred during the term.

6.           The Company acknowledges that American Capital and its affiliates are in the business of providing financial services and consulting advice to others.  Nothing herein contained shall be construed to limit or restrict American Capital in conducting such business with respect to others, or in rendering such advice to others, except that American Capital will not provide services to others when such services may materially and adversely affect the Company.

7.           This Agreement has been duly approved by the Company’s Board of Directors, and that the Company has warranted that this Agreement does not conflict with, and will not result in the default or material breach and other agreement to which the Company is a party or by which it is bound.

8.           American Capital shall have no authority to bind the Company to any contract or commitment, inasmuch as American Capital’s services hereunder are advisory in nature.

9.           The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, American Capital will use and rely on data, material and other information furnished to American Capital by the Company.  The Company acknowledges and agrees that in performing its services under this engagement that unless a facial review of such data, material or other information supplied by the Company would reveal a material inaccuracy contained therein, American Capital may rely upon same, without independently verifying the accuracy, completeness or veracity of same.

American Capital will maintain in confidence all proprietary, non-published information obtained by American Capital with respect to the Company during the course of the performance of American Capital’s services hereunder and American Capital shall not use any of the same for its own benefit or disclose any of the same to any third party, without the Company’s prior written consent, both during and after the term of this Agreement.

10.           The Company agrees to indemnify and hold harmless American, its parents, subsidiaries, affiliates, divisions, and predecessors and their respective past and present directors, officers, employees, attorneys and agents, and each of their respective successors, assigns, administrators and attorneys from all losses, claims, damages, liabilities and expenses (including attorney's fees and expenses) incurred by them in connection with the Company's performance under this Agreement, other than as a result of American's gross negligence, bad faith or misrepresentation. American agrees to indemnify and hold harmless the Company, its parents, subsidiaries, affiliates, divisions, and predecessors and their respective past and present directors, officers, employees, attorneys and agents, and each of their respective successors, assigns, administrators and attorneys from all losses, claims, damages, liabilities and expenses (including attorney's fees and expenses) incurred by them in connection with American's performance under this Agreement, other than as a result of the Company's gross negligence, bad faith or misrepresentation.

11.           This Agreement shall not be assignable by either party without the other party's prior written consent.

12.           This Agreement shall be binding upon, and shall inure to the benefit of the Company’s and American Capital’s respective successors and permitted assigns.

13.           The foregoing represents the sole and entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.  This Agreement may not be modified, amended or waived except by a written instrument signed by the party to be charged.

14.           This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws of such State.

15.           This Agreement can be terminated by either party with thirty (30) days written notice after the initial ninety (90) days has elapsed.
Please signify your agreement to the foregoing by signing and returning to us the enclosed copy of this Agreement which will thereupon constitute an agreement between us.

Very truly yours,

AMERICAN CAPITAL PARTNERS, LLC

By: /s/ Anthony M. Gardini
Anthony M. Gardini
Chief Executive Officer

Agreed and Consented to:
Theater Xtreme Entertainment Group, Inc.

By       /s/Robert G. Oberosler
           Robert G. Oberosler
   Chief Executive Officer
.